                                                                  EXHIBIT 10.14


                         UNDERWRITING REVIEW AGREEMENT

         This AGREEMENT, made and entered into this 3rd day of September, 1998,
                                                    ---
by and between CMAC SERVICE COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal offices located at 1601 Market Street, Philadelphia, Pennsylvania 19103 (hereinafter referred to as "CMAC-SC") and E-LOAN, INC., a corporation organized and existing under the laws of the State of California, with its principal office located at 6200 Village Parkway, Suite 102, Dublin, California 94568 (hereinafter referred to as "Customer").

                                  WITNESSETH:
                                  ----------

         WHEREAS, Customer originates and/or purchases residential mortgage loans and in connection therewith desires certain underwriting services; and

         WHEREAS, CMAC-SC is willing to provide underwriting services to the Customer in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS
         -----------

         When used in this Agreement, the following terms shall have the specific meaning shown unless the context of any provision hereof clearly indicates otherwise:

         (A) "Application" shall mean a residential loan application completed by a borrower and prepared by an employee or agent of Customer and submitted to CMAC-SC for underwriting pursuant to this Agreement. An Application shall contain all of the supporting documentation customarily included in residential loan packages including, without limitation: verifications of employment and income, and source of down payment and other funds, residential appraisals, credit reports, and such other forms and/or documents as CMAC-SC and/or Customer may reasonably require.

         (B) "Approved Correspondent Lender or Broker" shall mean those mortgage originators who Customer has approved.

         (C) "Automated Underwriting Application" shall mean a FannieMae Form 1003 or Freddie Mac Form 65, or such other information as may be required, prepared by an employee or agent of Customer and submitted to CMAC-SC for underwriting pursuant to this Agreement.

         (D) "Automated Underwriting Guidelines" shall mean the most current applicable Underwriting and/or submission guidelines for Desktop Underwriter, Loan Prospector, or any other Automated Underwriting System approved by CMAC-SC for use by Customer as set forth on Exhibit "C."

         (E) "Automated Underwriting System" shall mean FannieMae Desktop Underwriter ("DU"), Freddie Mac Loan Prospector ("LP") and/or any other AutomatedUnderwriting System approved in writing by CMAC-SC for use by Customer.

         (F) "Business Day" shall mean any regularly scheduled work day for employees of the United States Government or CMAC-SC.

         (G) "Loan" shall mean any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other instrument which constitutes or is equivalent to a first lien charge on Property. For purposes of this Agreement, no Loan shall exceed $500,000.

         (H) "Property" shall mean residential real property, including all improvements thereon, securing a Loan and shall be limited to any building, or units in a condominium designed for occupancy by not more than four (4) families.

         (I) "Underwriting Guidelines" shall mean those specific underwriting criteria set forth in the Federal National Mortgage Association ("FannieMae") and/or Federal Home Loan Mortgage Corporation ("Freddie Mac") Seller's Guide and/or such other underwriting Guidelines as set forth on Exhibit "D" as agreed upon by CMAC-SC and Customer as of the effective date of this Agreement, as updated or amended by FannieMae or Freddie Mac or Customer in writing.

         (J) "Exclusions" shall mean those specific property and loan types as set forth on Exhibit "E."

         (K) "Mortgage Insurance Standards" shall mean all programs acceptable to CMAC for Mortgage Insurance and any limitations as set forth in Exhibit "F."

2.       UNDERWRITING SERVICES
         ---------------------

         In consideration of the payment by Customer of the appropriate fees as hereinafter set forth, CMAC-SC hereby agrees to review Applications for Customer and determine if such Applications comply with the Underwriting Guidelines, as appropriate.

         For Automated Underwriting Applications, CMAC-SC agrees to properly submit the Application data to the applicable Automated Underwriting System, and to accurately report to Customer the Automated Underwriting System's decision with regard to the Loan.

         Customer hereby agrees that any and all decisions made by CMAC-SC pursuant to this Agreement constitute decisions of Customer and any action taken in respect thereof shall be deemed undertaken solely on behalf of Customer.

3.       APPLICATION PROCESSING
         ----------------------

         The procedures set forth in this Section 3 shall be followed for each Application submitted to CMAC-SC under this Agreement.

         (A) Customer shall deliver complete Applications to the appropriate office of CMAC-SC, the addresses of which are set forth on Exhibit "A", and/or to such other offices as CMAC-SC may notify Customer in writing. CMAC-SC shall stamp each Application upon receipt and such date stamp shall be conclusive evidence of the date of receipt by CMAC-SC.

         (B) CMAC-SC shall be entitled to retain all documents submitted by or on behalf of Customer and shall have no obligation to complete its review with respect to any Application unless such Application is complete.

         (C) In the event any Application is found to be incomplete or in the opinion of CMAC-SC, additional information or documentation is required, CMAC-SC shall notify Customer of the missing or required documentation. Customer shall provide such missing or additional documentation within ten (10) Business Days of the date of such notice.

         (D) CMAC-SC shall provide Customer with a monthly report detailing all Applications received and processed during the prior month. Such statement shall list with respect to each Application set forth, the Application number, borrower's name, date of receipt, date of decision and such other information as Customer may reasonably require.

         (E) CMAC-SC shall use reasonable best efforts to review each Application within two (2) to five (5) Business Days after its receipt of a complete Application and complete its review and notify Customer of its decision. Such notification shall be made by telephone and thereafter confirmed in writing.

         (F) Applications reviewed pursuant to this Agreement may be classified in one of three categories:

                  (1)      "APPROVED". An Approved Application is one which is
                           ----------
                           determined to be in conformity with the Underwriting Guidelines. An Approved Loan may have conditions added to it which Customer or a borrower must satisfy prior to or upon the closing of the Loan.

                  (2)      "DENIED. A Denied Application is one which is
                           -------
                           determined not to be in conformity with the Underwriting Guidelines.

                  (3)      "SUSPENDED". A Suspended Application is one which is
                           -----------
                           determined to be incomplete according to sub-section
                           (C) above.

         (G) Automated Underwriting Applications reviewed pursuant to this Agreement shall be classified according to the designation(s) given by the applicable Automated Underwriting System.

4.       ON-SITE PROVISIONS
         ------------------

         Where Customer elects to invite, and CMAC-SC agrees to place, an underwriter(s) on the Customer's premises, Section 3 (A) and (B) shall not apply, and the following provisions shall apply to any Loan(s) underwritten at the location(s) set forth in Exhibit "B" hereto.

         (A)      Work Space(s). Customer agrees to provide CMAC-SC's
                  -------------
                  underwriter(s) with appropriate work space(s) at the location(s) set forth on Exhibit "B" hereto.

         (B)      Application Processing. Customer shall deliver complete
                  ----------------------
                  Applications to CMAC-SC's underwriter(s) at the Customer's business location(s) as set forth in Exhibit "B" and/or to such other offices as CMAC-SC and Customer may agree in writing. CMAC-SC's Underwriter shall follow the procedures set forth in Sections 3(C) through 3(F).

         (C)      File Maintenance. Customer represents and warrants that it
                  ----------------
                  shall maintain a complete Application file, including the complete documentation included in the original Application file, and in accordance with the requirements of FannieMae and/or Freddie Mac if applicable, for each Loan underwritten by CMAC-SC pursuant to the Agreement. Customer acknowledges that CMAC-SC will rely on Customer for all file maintenance.

         (D)      File Review. Customer agrees that upon reasonable notice from
                  -----------
                  CMAC-SC, it will copy and forward to CMAC-SC, or allow CMAC-SC access to any Application file(s) requested by CMAC-SC for audit, review, or any other purpose.

         (E)      Failure to Maintain or Produce Files. In the event that
                  ------------------------------------
                  Customer does not provide for maintenance of Application files as noted above, or fails to produce such Application files upon reasonable request, CMAC-SC shall have no liability whatsoever for the Loan or Loans in question and Customer shall waive those sections of the Agreement relating to its indemnification.

5.       PRIVATE MORTGAGE GUARANTY INSURANCE
         -----------------------------------

         Nothing contained in this Agreement shall be deemed to be a representation, warranty or commitment that CMAC-SC shall be obligated to obtain private mortgage guaranty or pool insurance for any Loan. Notwithstanding, the fact that any Application is classified as Approved hereunder, CMAC-SC makes no representation or warranty of any nature regarding the insurability of any such Application.

         Upon request of Customer, CMAC-SC shall forward any Application to Commonwealth Mortgage Assurance Company ("CMAC") for mortgage insurance underwriting pursuant to the Mortgage Insurance Standards set forth on Exhibit "F" of this Agreement.

6.       FEES
         ----

         Customer and/or Approved Correspondent Lender or Broker agrees to pay CMAC-SC an Underwriting Review Fee pursuant to the terms and conditions of this Agreement; regardless of the underwriting decision reached.

         (A)      Applications for Loans insured by CMAC:

                  [*]

         (B)      Applications for Loans not insured with CMAC:

                  [*]

         (C)      [*]

         (D) Automated Underwriting Applications: Pursuant to the fee schedule set forth on Exhibit "C."

         Customer shall be responsible for all costs of delivering Applications to CMAC-SC. CMAC-SC shall provide Customer with a monthly invoice detailing the total number of Applications reviewed and, if a per diem rate under Section 6(C), an itemized accounting of the hours worked per underwriter during the previous month, and the total charges owed to CMAC-SC. Customer shall pay any such invoice within fifteen (15) days of its receipt by Customer.

         To the extent Customer requires that Applications be underwritten at sites which are not set forth in Exhibit "A", Customer hereby agrees to reimburse CMAC-SC for all travel and lodging expenses incurred by CMAC-SC employees relating to this Agreement. CMAC-SC shall provide Customer with a detailed summary of such expenses and Customer shall remit the amount due to CMAC-SC within fifteen (15) days of its receipt thereof. CMAC-SC will not incur any costs for travel and lodging without the Customer's prior approval.

         In the event an Application is determined by CMAC-SC to be incomplete and the missing or required documentation is not provided within the time period set forth in Section 3(C) above, Customer shall be obligated to pay CMAC-SC an Underwriting Review Fee, notwithstanding the fact, that the review of such Application has not been completed. If Customer subsequently completes the Application and requests a new review of the Application in question, an additional Underwriting Review Fee shall be required.


----------
*Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

7.       REPRESENTATIONS, WARRANTIES OF CUSTOMER
         ---------------------------------------

                  Customer makes the following representations and warranties to CMAC-SC:

         (A) CMAC-SC shall be entitled to rely upon the information and documents constituting the Application or Automated Underwriting Application and shall incur no liability for the accuracy thereof in fulfilling its obligations under this Agreement. In addition, CMAC-SC shall not have any obligation to independently verify any information provided to it, nor shall the terms of this Agreement imply any duty upon CMAC-SC to determine whether such information is false. CMAC-SC and its officers, employees, and agents may rely upon any information or document submitted by Customer to CMAC-SC in connection with an Application or Automated Underwriting Application, and shall not be responsible to Customer or any other person for errors and omissions therein, so long as such information or document appears to be: (a) regular on its face; (b) properly executed; and (c) is either included with an Application or Automated Underwriting Application or is supplied to CMAC-SC by (i) Customer, (ii) Customer's employees, (iii) persons or entities to whom CMAC-SC has been referred to by Customer, or (iv) persons or entities identified in any document supplied by Customer as part of an Application or Automated Underwriting Application.

         (B) Customer is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all the requisite power and authority to carry on its business as currently conducted.

8.       REPRESENTATIONS, WARRANTIES OF CMAC-SC
         --------------------------------------

                  CMAC-SC makes the following representations and warranties to
                  Customer:

         (A) CMAC-SC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all the requisite power and authority to carry on its business as currently conducted.

         (B) All Applications reviewed pursuant to this Agreement shall be underwritten pursuant to the Underwriting Guidelines and/or the Automated Underwriting Guidelines.

         (C) CMAC-SC is an independent contractor. Nothing contained in this Agreement shall be deemed to create a joint venture or partnership relationship between CMAC-SC and Customer.

9.       INDEMNIFICATION OF CMAC-SC
         --------------------------

                  CMAC-SC shall have no duty hereunder to either: (i) ensure that any Application complies with or (ii) review any Application for compliance with any state, federal or local laws or regulations relating to consumer credit protection, truth-in-lending or equal credit opportunity, including but not limited to the Consumer Credit Protection Act and Regulation Z promulgated thereunder, the Equal Credit Opportunity Act and Regulation B promulgated thereunder, Title VIII of the Fair Housing Act of 1968, the Real Estate Settlement Procedures

         Act, the Fair Credit Reporting Act, and the Home Mortgage Disclosure Act ("HMDA"). Customer shall comply, or instruct its designee that submitted an Application to comply, with the Equal Credit Opportunity Act notification requirements and all other requirements under state or federal law for notification to applicants for Loans with respect to each Application reviewed by CMAC-SC. CMAC-SC shall also have no duty to provide any Loan borrower or other third party with any disclosure required under any of the foregoing laws or regulations, it being understood that Customer shall provide such disclosures or cause its designee that submitted the Application to provide such disclosures.

         Customer acknowledges that CMAC-SC obtains any and all HMDA data from Customer and/or Approved Correspondent Lender or Broker, and Customer agrees that CMAC-SC shall have no liability for the accuracy or completeness of such HMDA data.

         Customer agrees to indemnify and hold CMAC-SC and its affiliates, and each of their directors, officers, employees and agents ("Indemnitees"), harmless from all losses, damages, penalties, fines, expenses (including attorneys' fees) and costs ("Losses"), incurred by each Indemnitee resulting or arising, directly or indirectly, from:
         (i) any failure by Customer to provide any disclosures set forth above, and (ii) any claim, demand, suit or other proceeding brought by a borrower with respect to the application by CMAC-SC of the applicable Underwriting Guidelines to the Application, except for Losses resulting or arising under Section 10 herein.

         In the event that any claim, action or proceeding indemnified against herein shall be brought or commenced against CMAC-SC, any affiliated company or any officer, director, employee or agent thereof, then upon written notice to Customer, Customer shall provide promptly for such action or defense as may be necessary to effectuate the provisions hereof. CMAC-SC hereby agrees to cooperate with Customer and counsel designated by Customer, provided, however, that nothing contained herein shall preclude CMAC-SC from taking such actions as may be necessary or appropriate to mitigate and/or prevent any loss, damage, cost or expense.

10.      INDEMNIFICATION OF CUSTOMER
         ---------------------------

         (A)      Indemnification
                  ---------------

                  (1)      Subjective Interpretation. The parties recognize and
                           -------------------------
                           agree that the Underwriting Guidelines and their application to any Loan entail a certain degree of subjective interpretation and necessarily involve subjective analysis of certain data where the judgment of prudent underwriters could differ. Accordingly, CMAC-SC does not guarantee or warrant that any third party, including, but not limited to, any reviewing authority or investor, will agree with CMAC-SC that a Loan complies with the Underwriting Guidelines.

                  (2)      Standard of Care. Notwithstanding anything contained
                           ----------------
                           in this Agreement to the contrary, CMAC-SC will not be liable, in connection with this Agreement or the services rendered by CMAC-SC hereunder, to Customer or any other person or entity, in contract, tort, strict liability, equity or otherwise, for any act, failure to act, error, mistake, or omission in reviewing a Loan hereunder, unless all of the following conditions are satisfied:

                           (a) such act, failure to act, error, mistake, or omission materially restricts or impairs the salability of such Loan or results in a material reduction of the value of such Loan; and

                           (b) such act, failure to act, error, mistake, or omission constitutes gross negligence or willful misconduct and results from CMAC-SC failure to perform underwriting review services for such Loan File in accordance with the terms and conditions of this Agreement; and

                           (c) Customer provides written notice of such act, failure to act, error, mistake, or omission to CMAC-SC within thirty (30) days after Customer discovers, or should reasonably have discovered, such act, failure to act, error, mistake, or omission, but in no event later than: three
                                    (3) years after underwriting review
                                    services for such Loan were performed by CMAC-SC.

                  (3)      Subrogation. In the event and to the extent that
                           -----------
                           CMAC-SC is liable to Customer under this Agreement, Customer shall preserve and, absent CMAC-SC's prior, express, written consent, shall not modify or release, any and all rights which Customer may have against any other person or entity which may be liable to Customer in connection with any Loan for which CMAC-SC is liable to Customer. CMAC-SC shall be subrogated to Customer's rights against such other person or entity and Customer shall assign to CMAC-SC such rights.

         (B)      Limitation of Liability
                  -----------------------

                  It is hereby understood and agreed that in the event Customer is entitled to indemnification pursuant to Section 10(A), CMAC-SC shall, within thirty (30) days of receipt of a written demand for indemnification from Customer, elect one of the following options:

                  (1) Provide for such additional insurance or other credit enhancement that will be satisfactory to Customer, the cost of which is to be borne by CMAC-SC; or

                  (2) Purchase the Loan in question, at a price equal to the sum of:

                           (a) the unpaid principal balance at the time of purchase; plus (in the case of original purchase price premiums), or minus (in the case of original purchase price discounts) the original purchase price discount, or as appropriate, premium percentage multiplied by the unpaid principal balance at the time of purchase; plus

                           (b) accrued and unpaid interest amount through the date the Loan is purchased.

                  (3) In the event that CMAC-SC elects to purchase the Loan pursuant to Section 10 (B) (2) above, Customer represents and warrants that the Loan is free of any other defects and has been closed in conformity with Customer's regular policies and procedures. Customer warrants that the mortgage loan documents and the transaction taken as a whole comply with all applicable state and federal laws. Customer agrees to provide CMAC-SC with a complete closed loan package for its review prior to the purchase hereunder and to cure any defect, whether or not discovered at that time, for the life of the Loan.

         (C)      Exclusive Remedy
                  ----------------

                  Any liability of CMAC-SC set forth in this section shall be exclusive and in lieu of any other remedy or liability. CMAC-SC shall not be liable for any special, indirect, consequential, punitive or other damages which Customer or any other entity suffers or incurs as a result of any act or omission of CMAC-SC. Upon the purchase of a Loan or the provision of additional insurance or other credit enhancement, CMAC-SC shall have no further obligation or liability to Customer in respect of the Loan in question.

11.      ARM'S LENGTH TRANSACTION
         ------------------------

                  CMAC-SC and Customer agree that any payments made to CMAC-SC are being made solely in respect of the underwriting review services provided hereunder and in no way reflect or constitute payment to CMAC for any underwriting performed by CMAC in connection with any private mortgage guaranty or pool insurance.

12.      TERMINATION
         -----------

                  This Agreement may be terminated by either party as of the end of any calendar month by giving the other party thirty (30) days written notice.

                  The obligation of CMAC-SC to accept Applications to be reviewed shall cease upon the effective date of the notice of termination. However, any such notice of termination shall not have the effect of terminating any other right or obligation of any party to this Agreement, and this Agreement shall remain in full force and effect, with respect to all Applications previously processed by CMAC-SC, on behalf of Customer under and pursuant to this Agreement. Provided, however, that the provisions of this Agreement shall continue in full force and effect with respect to all Applications registered as being en-route to CMAC-SC prior to the receipt of the notice of termination. Any such list of registered Applications shall be delivered to CMAC-SC with the notice of termination.

13.      MISCELLANEOUS PROVISIONS
         ------------------------

         (A)      Assignment
                  ----------

                  This Agreement may not be assigned by either party without the prior written consent of the other party.

         (B)      Attorney's Fees
                  ---------------

                  In the event any action or proceeding at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs including attorney's fees and costs incurred in any appeal in addition to any other remedy or relief to which such prevailing party may be entitled.

         (C)      Amendment, Modification
                  -----------------------

                  This Agreement may not be modified, amended or superseded except in writing signed by both parties.

         (D)      Notices
                  -------

                  Any notices required or permitted to be given under this Agreement may be affected either by personal delivery in writing or by certified mail, postage prepaid, addressed as follows:

                  CMAC SERVICE COMPANY
                  1601 Market Street
                  Philadelphia, Pennsylvania 19103
                  Attention: C. Robert Quint (Financial Notices)
                  Attention: Timothy W. Hunter (Legal Notices)

                  E-Loan, Inc.
                  600 Village Parkway, Suite 102
                  Dublin, California 94568
                  Attention: Karen Bacchetti, Senior Underwriter

         (E)      Severability
                  ------------

                  If any of the provisions of this Agreement are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof shall nevertheless continue in full force and effect, without being impaired or invalidated in any way.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

CMAC SERVICE COMPANY

By: /s/ Susan Kropp
   -----------------------------------------
        Susan Kropp, Vice President, National Underwriting Director

Attest: /s/ Signature Illegible
       -------------------------------------

E-Loan, Inc.

By: /s/ Steven M. Majerus
   -----------------------------------------
        Steven M. Majerus Director Mortgage Banking Operations

Attest: /s/ Signature Illegible

                        EXHIBIT "A" - CMAC-SC Locations

         E-Loan, Inc. shall deliver Loan Packages to CMAC-SC at the following addresses:

CMAC SERVICE COMPANY
         4647 North 32nd Street                                        100 W. Big Beaver Road
         Suite 245                                                     Suite 160
         Phoenix, Arizona 85018                                        Troy, Michigan 48084

         2010 Main Street                                              2001 Killebrew Drive
         Suite 215                                                     Suite 157
         Irvine, California 92614                                      Bloomington, Minnesota 55425

         4275 Executive Square                                         13610 Barrett Office Drive
         Suite 335                                                     Suite 110
         La Jolla, California 93037                                    Manchester, Missouri 63021

         4000 Moorpark Avenue                                          The Plazas, Suite D305
         Suite 100                                                     2340 Paseo Del Prado
         San Jose, California 95117                                    Las Vegas, Nevada 89102

         Orchard Place IV, Suite 130                                   425 Broadhollow Road
         5990 Greenwood Plaza Blvd.                                    Suite 400
         Englewood, Colorado 80111                                     Melville, New York 11747

         4901 NW 17th Way                                              6060 J.A. Jones Drive
         Suite 506                                                     Suite 310
         Fort Lauderdale, Florida 33309                                Charlotte, North Carolina 28287

         Westshore Place II                                            130 East Wilson Bridge Road
         4300 West Cypress, Suite 1075                                 Suite 205
         Tampa, Florida 33607                                          Worthington, Ohio 43085

         5775 Peachtree Dunwoody Road                                  3501 Northwest 63rd Street
         Suite 460, Building C                                         Suite 401
         Atlanta, Georgia 30342                                        Oklahoma City, Oklahoma 73116

         One Century Centre                                            One Lincoln Center, Suite 420
         1750 East Golf Road, Suite 290                                10300 SW Greenburg Road
         Schaumburg, Illinois 60173                                    Portland, Oregon 97223

         10 Forbes Road                                                (temporary - starting September 1998)
         2nd Floor, East Building                                      400 Market Street, 2nd floor
         Braintree, Massachusetts 02184                                Philadelphia, Pennsylvania 19106

                  (continued)

13760 Noel Road
Suite 614
Dallas, Texas 75240-9990

Three Northborough
12707 North Freeway, Suite 390
Houston, Texas 77060

Centennial Plaza
45 West 10000 South, Suite 309
Sandy, Utah 84070

7600 West Leesburg Pike, Suite 250
Falls Church, Virginia 22043
Bellevue Corporate Plaza

600 108th Avenue, Suite 1020
Bellevue, Washington 98004

                  EXHIBIT "B" - Customer's On-Site Location(s)

         CMAC-SC's underwriter(s) shall perform the Underwriting Services at the following location:

                        6200 Village Parkway, Suite 102
                            Dublin, California 94568

               EXHIBIT "C" - Automated Underwriting Fee Schedule

                                 NOT APPLICABLE

                            EXHIBIT "E" - Exclusions

Property and Loan types not eligible for underwriting services under this Agreement

o        Closed Loan Transactions

o        Condomium-Hotel Properties

o        Construction Loan Transactions (end loans acceptable)

o        Cooperative Properties

o        Federal Housing Administration (FHA) Loans

o        Foreign National Borrowers

o        Guam, Hawaii, Puerto Rico, Alaska, Virgin Islands

o        Lot Loans

o        Rural Housing Service (RHS) Loans [formerly FmHA]

o        Single-wide Mobile Homes

o        Subordinate Financing (home equity, junior liens, combination loans)

o        Sub-prime Products

o        Time Shares

o        Veterans Administration (VA) Loans



CMAC-SC reserves the right to review all products and exclude those deemed not eligible for underwriting services.

                                  EXHIBIT "F"

For special CMAC Mortgage Insurance Standards issued by CMAC's Credit Policy Division, if applicable.

                                      -18-